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                                                                    EXHIBIT 99.1



Management Led Group Pursuing Possible Buyout of Integrated Circuit Systems
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Valley Forge, Pa.-- Oct. 19, 1998 -- Integrated Circuit Systems (NASDAQ:ICST)
Monday announced that a financial group led by the Company's management is currently pursuing a possible buyout of the Company.

The management group is hopeful that discussions could progress to the point that an offer in range up to $17.50 per share could be submitted. However, at this time, there can be no assurance that such offer will be made, or if made, accepted by the Company.

Integrated Circuit Systems Inc. is a manufacturer of integrated circuit products focusing on the design and marketing of mixed signal integrated circuits for frequency timing, multimedia and data communications applications. The Company is headquartered in Valley Forge, with a major facility in San Jose, Calif.

This news release discusses primarily historical information. Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand.

Further information on these and other potential factors that could affect the Company's financial results can be found in the Company's Form 10-K for its fiscal year ended June 27, 1998.

CONTACT: Integrated Circuit Systems
Hock E. Tan, CFO/COO, 610/630-5300